EXHIBIT 1


                           FLEXSTEEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE



                                                                         YEAR ENDED JUNE 30
                                          ----------------------------------------------------------------------------------
                                               1996             1995             1994             1993             1992
                                          --------------   --------------   --------------   --------------   --------------
Primary (Note 1):
Net earnings applicable to
    common stock .....................   $4,502,170       $5,210,903       $6,787,163       $6,184,914       $1,689,679
                                         ===============  ===============  ===============  ===============  ===============
Weighted Average Number of shares
    outstanding during the year.......    7,172,299       7,178,285        7,140,144        7,090,041        7,048,494
                                         ===============  ===============  ===============  ===============  ===============
Earnings Per Share....................       $.63             $.73             $.95             $.87             $.24
                                         ===============  ===============  ===============  ===============  ===============


NOTE 1 --  The calculation of earnings per share for the five years ended
           June 30, 1996 excludes the effect of common equivalent shares resulting from outstanding stock options as the effect would not be material. The effect on 1996, 1995, 1994, 1993, and 1992 earnings per share, assuming exercise of dilutive stock options by the treasury stock method, would reduce earnings per share by less than 3% (1996, $4,502,170 / 7,188,908 shares = $.626 or .0%; 1995, $5,210,903 /
           7,178,285 shares = $.726 or .0%; 1994, $6,787,163 / 7,170,070 shares
           = $.947 or .4%; 1993, $6,184,914 / 7,137,694 shares = $.867 or .6%;
           1992, $1,689,679 / 7,076,053 shares = $.239 or .1%).